UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2026

REPAY HOLDINGS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38531	98-1496050
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Peachtree Road NW Suite 1100
Atlanta, Georgia	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 404 504-7472

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RPAY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.03.	Material Modification to Rights of Security Holders.

On April 13, 2026, the Board of Directors (the “Board”) of Repay Holdings Corporation (the “Company”) declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Class A common stock, par value $0.0001 per share, of the Company (the “Common Stock”), and adopted a stockholder rights plan, as set forth in the Stockholder Rights Agreement, dated as of April 13, 2026 (the “Rights Agreement”), by and between the Company and Continental Stock Transfer & Trust Company, as rights agent. The dividend is payable on April 24, 2026 to Company stockholders of record as of the close of business on April 24, 2026.

In general terms, the Rights Agreement imposes significant dilution upon any person or group (other than the Company, certain related persons and other exceptions as set forth in the Rights Agreement) that is or becomes the beneficial owner of 12.5% (the “Triggering Percentage”) or more of the Company’s outstanding Common Stock without the prior approval of the Board. A person or group that becomes the beneficial owner of the Triggering Percentage or more is called an “Acquiring Person.” Any Rights held by an Acquiring Person will be null and void and may not be exercised. Stockholders that beneficially own the Triggering Percentage or more of the Company’s outstanding Common Stock on the date the plan is adopted, are not considered Acquiring Persons; however, such stockholders generally may not acquire, or obtain the right to acquire, beneficial ownership of one or more additional shares of the Company’s outstanding Common Stock. The term “beneficial ownership” is defined in the Rights Agreement and includes, among other things, certain securities that may be exercised or converted into shares of Common Stock and certain derivative arrangements.

A summary of the Rights Agreement follows. This description is only a summary, is not complete, and should be read together with the entire Rights Agreement, which has been filed as an exhibit to this Form 8-K.

General.

The Rights. The Rights will initially trade with, and will be inseparable from, the Common Stock. The Rights are evidenced by certificates that represent shares of Common Stock or by Common Stock represented in the book entry account system. New Rights will accompany any new shares of Common Stock the Company issues after April 24, 2026 until the Distribution Date (as defined below).

Purchase Price. Each Right will allow its holder to purchase from the Company one one-thousandth of a share of the Company’s Series A Junior Participating Preferred Stock (the “Preferred Stock”) for $17.00, subject to certain adjustments (as adjusted from time to time, the “Purchase Price”), once the Rights become exercisable. This portion of a Preferred Stock will give the stockholder approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.

Exercisability. The Rights will not be exercisable until ten (10) days after the public announcement that a person or group has become an “Acquiring Person.”

Certain synthetic interests in securities created by derivative positions – whether or not such interests are considered to be ownership of the underlying Common Stock or are reportable for purposes of Regulation 13D of the Securities Exchange Act of 1934, as amended – are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

The date when the Rights become exercisable is the “Distribution Date.” Until that date, the Common Stock certificates (or, in the case of uncertificated shares, by notations in the book-entry account system) will also evidence the Rights, and any transfer of shares of Common Stock will constitute a transfer of Rights. After that date, the Rights will separate from the Common Stock and be evidenced by book-entry credits or by Rights certificates that the Company will mail to all eligible holders of Common Stock. Any Rights held by an Acquiring Person are null and void and may not be exercised.

Qualifying Offer Provision. In the event the Company receives a Qualifying Offer (as defined in the Rights Agreement) and the Company does not redeem the outstanding Rights, the Company may exempt such Qualifying Offer from the Rights

Agreement, or call a special meeting of stockholders to vote on whether or not to exempt such Qualifying Offer from the Rights Agreement, in each case within 90 business days of the commencement of the Qualifying Offer (the “Board Evaluation Period”). The holders of record of 20% or more of the outstanding Common Stock (excluding shares of Common Stock that are beneficially owned by the person making the Qualifying Offer) may submit a written demand directing the Board to submit a resolution exempting the Qualifying Offer from the Rights Agreement to be voted upon at a special meeting to be convened within 90 business days following the last day of the Board Evaluation Period (the “Special Meeting Period”). The Board must take the necessary actions to cause such resolution to be submitted to a vote of stockholders at a special meeting within the Special Meeting Period; however, the Board may recommend in favor of or against or take no position with respect to the adoption of the resolution, as it determines to be appropriate in the exercise of the Board’s fiduciary duties.

Consequences of a Person or Group Becoming an Acquiring Person.

•

Flip In. If a person or group becomes an Acquiring Person, all holders of Rights except the Acquiring Person may, for $17.00, purchase shares of Common Stock with a market value of $34.00, based on the market price of the Common Stock prior to such acquisition.

•

Flip Over. If the Company is later acquired in a merger or similar transaction after the Distribution Date, all holders of Rights except the Acquiring Person may, for $17.00, purchase shares of the acquiring corporation with a market value of $34.00 based on the market price of the acquiring corporation’s common stock, prior to such merger.

•

Notional Shares. Shares held by affiliates, associates or, in certain cases, any transferee of an Acquiring Person, and Notional Shares (as defined in the Rights Agreement) held by counterparties to a Derivatives Contract (as defined in the Rights Agreement) with an Acquiring Person, will be deemed to be beneficially owned by the Acquiring Person.

Preferred Stock Provisions.

Each one one-thousandth of a share of Preferred Stock, if issued:

•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $1.00 per share, or an economically equivalent amount to the dividend paid on one share of Common Stock, whichever is greater.

•

will entitle holders upon liquidation either to receive $1.00 per one-thousandth of a share of Preferred Stock, or an economically equivalent amount to the payment made on one share of Common Stock, whichever is greater.

•	will have the same voting power as one share of Common Stock.

•	if shares of Common Stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of Common Stock.

The value of one one-thousandth interest in a share of Preferred Stock should approximate the value of one share of Common Stock.

Expiration. The Rights will expire on April 13, 2027, or such earlier date as provided in the Rights Agreement.

Redemption. The Board may redeem the Rights for $0.001 per Right at any time before the Distribution Date. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $0.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of the Common Stock.

Exchange. After a person or group becomes an Acquiring Person, but before any person (subject to certain exceptions as described in the Rights Agreement) owns more than 50% of the outstanding Common Stock, the Board may extinguish the Rights by exchanging one share of Common Stock, or an equivalent security for each Right, other than Rights held by the Acquiring Person.

Anti-Dilution Provisions. The Board may adjust the Purchase Price payable, the number of Preferred Stock issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Stock or Common Stock. No adjustments to the Purchase Price of less than 1% will be made.

Amendments. For so long as the Rights are redeemable, the Company may, from time to time, supplement or amend the Rights Agreement without the approval of any holders of Rights. At any time when the Rights are not redeemable, the Company may amend or supplement the Rights Agreement without the approval of any holders of Rights in order to (i) cure any ambiguity, (ii) correct or supplement any provision of the Rights Agreement that may be defective or inconsistent with any other provision of the Rights Agreement, (iii) shorten or lengthen any time period in the Rights Agreement or (iv) otherwise change, amend or supplement any provision that the Company may deem necessary or desirable. However, from and after the time when the Rights are no longer redeemable, the Rights Agreement may not be amended or supplemented in any manner that would adversely affect the interests of the holders of Rights (other than holders of Rights that have become null and void).

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The description of the Rights Agreement herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 4.1.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of the Rights Agreement, the Company has adopted a Certificate of Designation of Series A Junior Participating Preferred Stock (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware on April 14, 2026. See the description of the Rights Agreement in Item 3.03 of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Preferred Stock. The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The description of the Certificate of Designation herein does not purport to be complete and is qualified in its entirety by reference to Exhibit 3.1.

Item 7.01.	Regulation FD Disclosure.

On April 14, 2026, the Company issued a press release announcing the adoption of the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 7.01.

As provided in General Instruction B.2 of Form 8-K, the information and exhibits contained in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Designation for Series A Junior Participating Preferred Stock of Repay Holdings Corporation.

4.1	Stockholder Rights Agreement, dated as of April 13, 2026, by and between Repay Holdings Corporation and Continental Stock Transfer & Trust Company.

99.1	Press Release, dated April 14, 2026, issued by Repay Holdings Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repay Holdings Corporation

Dated: April 14, 2026	By:	/s/ Tyler B. Dempsey
Tyler B. Dempsey
General Counsel and Corporate Secretary